UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2024

IPC Alternative Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	333-272750	87-1302380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On April 5, 2024 (the “Closing Date”, and the transactions occurring at that time, the “Closing”), IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), an entity for which IPC Alternative Real Estate Income Trust, Inc. (the “Company”) acts as general partner, acquired all of the beneficial interests (“Interests”) in Self-Storage Portfolio V DST (the “Trust”), a Delaware statutory trust whose trustee is Self-Storage Portfolio V Exchange, L.L.C., an affiliate of the Company’s external advisor, from investors in such Trust (the “Investors”) in exchange for an aggregate of $23,153,318.91 in cash, $109,585.96 Class T Operating Partnership units (“Class T Units”) and $2,293,999.68 Class I Operating Partnership units (“Class I Units,” and together with the Class T Units, the “OP Units”) (the “Transaction”). The total purchase price paid by the Operating Partnership was equal to the independently appraised value of the Properties (as defined below), less (i) the indebtedness secured by the Properties and assumed by the Operating Partnership, in an aggregate amount equal to $17,675,546.51, and (ii) the expenses resulting from the Transaction.

As a result of the Transaction, the Operating Partnership owns 100% of the membership interests in ALT Self-Storage AL, L.L.C., a Delaware limited liability company (as successor to AL Self-Storage DST), and ALT Self-Storage GA, L.L.C., a Delaware limited liability company (as successor to GA Self-Storage DST), which in turn own four self-storage properties (the “Properties”) with a total appraised value from an independent appraiser of $43.8 million. Two of the Properties are located in Montgomery, Alabama and two of the Properties are located in the Atlanta, Georgia metropolitan area. In total, the Properties are comprised of 2,275 storage units, including 1,810 climate-controlled units, that encompass 250,610 square feet.

Each Investor was given the opportunity to receive a number of OP Units based on the number of Interests each such Investor owned and the then-current net asset value (“NAV”) per OP Unit (as determined in accordance with the valuation guidelines of the Company). In connection with the Transaction, on April 5, 2024 the Operating Partnership issued OP Units to the Investors who elected to receive OP Units in exchange for such investor’s Interest in the Trust. The offer and sale of the OP Units was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Regulation D thereunder. The following table details the OP Units issued to such Investors:

Class of OP Units	Number of OP Units Issued	Consideration(1)
Class T	4,381.0900	$109,585.96
Class I	91,710.8300	$2,293,999.68
(1)
Consideration reflects Interest in the Trust received by the Operating Partnership.

Such Class T Units issued to such Investors will automatically convert into a number of Class I Units equal to the Class T Conversion Rate (as such term is defined in the second amended and restated agreement of limited partnership of the Operating Partnership (the “Second Amended OP Agreement”) at the end of the month in which Inland Securities Corporation, an affiliate of the Company’s external advisor (the “Dealer Manager”), and/or Company, in conjunction with the Operating Partnership’s transfer agent, determines that the distribution fees paid with respect to such OP Units would equal or exceed, in the aggregate, 8.75% (or a lower limit agreed upon in the applicable selling agreement between the Dealer Manager and the participating broker-dealer that sold such OP Units) of the value of the limited partner’s OP Units received by the limited partner at the Closing of the Transaction, as recorded on the Operating Partnership’s books and records. The Second Amended OP Agreement also provides that if such OP Units have not converted into Class I Units, such OP Units will automatically and without any action on the part of the holder thereof convert into a number of Class I Units with an equivalent NAV as such Operating Partnership on the earliest of (i) a listing of Class I shares of the Company’s common stock, (ii) the Company’s merger or consolidation with or into another entity in which the Company is not the surviving entity or (iii) the sale or other disposition of all or substantially all of the Company’s assets. Additionally, after holding such OP Units for two years, such Investors have the right to require the Operating Partnership to redeem all or a portion of such tendered OP Units in exchange for shares of the Company’s common stock or cash, as determined by the Company in its sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

Date:	April 11, 2024	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer